Rule 10f-3 Transaction Form



Acquisition of Securities During Affiliated Underwritings


Participating Funds


U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Strategic Income Opportunities Portfolio  (BR-
SIP)
Master Total Return Portfolio of Master Bond LLC  (MF-
BOND)



The Offering


Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:

04-18-2013


Security Type:

BND/CORP



Issuer

National Rural Utilities Cooperative
Finance Corporation  (2043)


Selling
Underwriter

J.P. Morgan Securities LLC


Affiliated
Underwriter(s)

[X] PNC
[_] Other:


List of
Underwriter(s)


J.P. Morgan Securities LLC, RBC Capital
Markets, LLC, RBS Securities Inc.,
KeyBanc Capital Markets Inc., Mitsubishi
UFJ Securities (USA), Inc., Mizuho
Securities USA Inc., PNC Capital Markets
LLC, Scotia Capital (USA) Inc., U.S.
Bancorp Investments, Inc.




Transaction Details

Date of Purchase

04-18-2013



Purchase
Price/Share
(per share / %
of par)

$100.00


Total
Commission,
Spread or
Profit

1.00%



1. Aggregate Principal Amount
Purchased (a+b)

$5,000,000


a. US Registered Funds
(Appendix attached with
individual Fund/Client purchase)

$4,725,000


b. Other BlackRock Clients

$275,000


2. Aggregate Principal Amount of
Offering

$400,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)

0.0125



Legal Requirements


Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):

[X] U.S. Registered Public Offering
[Issuer must have 3 years of continuous operations]

[_] Eligible Rule 144A Offering
[Issuer must have 3 years of continuous operations]

[_] Eligible Municipal Securities
[Issuer must have 3 years of continuous operations]

[_] Eligible Foreign Offering
[Issuer must have 3 years of continuous operations]

[_] Government Securities Offering


Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.


Firm Commitment Offering (check ONE)

[X] YES
[_] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)

[X] YES
[_] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by: Dillip Behera          Date: 04-22-2013

Global Syndicate Team Member




Approved by: Steven DeLaura          Date: 04-23-13

Global Syndicate Team Member